UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 7, 2012 (June 7, 2012)

UNION DRILLING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51630	16-1537048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4055 International Plaza, Suite 610, Fort Worth, Texas		76109
(Address of Principal Executive Offices)		(Zip Code)

(817) 735-8793

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders of Union Drilling, Inc. (the “Company”) was held on Thursday, June 7, 2012, in the Company’s corporate offices at 4055 International Plaza, Suite 610, Fort Worth, Texas.

The Company had 22,048,954 shares of common stock eligible to vote at the 2012 Annual Meeting; 21,984,565 shares were voted. The final results of voting on each of the matters submitted to a vote of stockholders at the 2012 Annual Meeting are as follows:

1.	Stockholders elected each of the Company’s three Class III nominees for director to serve for a three year term to expire at the 2015 Annual Meeting of Stockholders and until their respective successor has been duly elected and qualified, as set forth below.

Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Ronald Harrell	19,805,549	348,671	0	1,830,345
M. Joseph McHugh	19,894,347	259,873	0	1,830,345
Robert M. Wohleber	19,895,747	258,473	0	1,830,345

2.	Stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for 2012, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,912,588	53,314	18,663	0

[The remainder of this page was intentionally left blank]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION DRILLING, INC.

Date: June 7, 2012	By:	/s/ David S. Goldberg

David S. Goldberg, Senior Vice President, General Counsel and Corporate Secretary